Exhibit 99.6

WaMu Capital Corp.
Prelim WMALT 2005-3 30yr Jumbo Invest Reduced
Summary Report
4 records
Balance: 2,327,200

Selection Criteria: 30yr Jumbo
 Table of Contents
  Disclaimer
  Summary
  Loan Purpose
  Occupancy Type
  Interest Only

1. Disclaimer

The information contained herein has been prepared solely for the use of WaMu Capital Corp and has not been independently verified by WaMu Capital Corp. Accordingly, WaMu Capital Corp makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. WaMu Capital Corp assumes no responsibility for the accuracy of any material contained herein. The information contained herein will be superseded by the description of the mortgage loans contained in the Prospectus Supplement. Such information supersedes the information in all prior collateral terms sheets, if any.

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2. Summary

Total Number of Loans: 4
Total Balance: 2,327,200.00
AVG Loan Size: 581,800.00
Weighted Average Gross Rate: 5.581
Non-Zero Weighted Average Original LTV: 67.62
Non-Zero Weighted Average FICO: 771
Non-Zero Weighted Average DTI: 40.38

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3. Loan Purpose

Loan Purpose	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Purchase	2	1,307,200.00	56.17	5.945	360	760	70	653,600.00
Refi - Cash Out	2	1,020,000.00	43.83	5.686	360	787	65	510,000.00
Total:	4	2,327,200.00	100.00	5.831	360	771	68	581,800.00

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4. Occupancy Type

Occupancy Type	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
Investment	4	2,327,200.00	100.00	5.831	360	771	68	581,800.00
Total:	4	2,327,200.00	100.00	5.831	360	771	68	581,800.00

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5. Interest Only

Interest Only	Count	Balance	%	Note Rate	Term	NZWA Fico	NZLTV Ratio	AVG Loan Size
0	4	2,327,200.00	100.00	5.831	360	771	68	581,800.00
Total:	4	2,327,200.00	100.00	5.831	360	771	68	581,800.00

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Apr 5, 2005 11:49